Subsidiaries of SUN BANCORP, INC.
                       ---------------------------------


 	The following table sets forth the subsidiaries of the Registrant at December
31, 1999.  Each subsidiary is wholly-owned by the Registrant.


   		      Name		                         			Organized Under the Laws of
           ----                              ---------------------------
Sun Bank		                            					   The State of Pennsylvania
     Selinsgrove, PA


 SUN Life Insurance Company	 	              	   The State of Arizona
     Phoenix, AZ